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                                AMENDED AND RESTATED

                            CERTIFICATE OF INCORPORATION

                                         OF

                           ATC COMMUNICATIONS GROUP, INC.


     ATC COMMUNICATIONS GROUP, INC. a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is ATC COMMUNICATIONS GROUP, INC. The date of filing its original Certificate of Incorporation under the name KENNETH RESOURCES, INC. with the Secretary of State was August 2, 1983.

     2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation pursuant to Section 242 & 245 by:


FIRST: The name of this Corporation is AEGIS COMMUNICATIONS GROUP, INC. (the "Corporation").


SECOND: The Corporation' s registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801, and its registered agent is The Corporation Trust Company.


THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be 101,000,000 shares, consisting of (a) 100,000,000 shares of Common

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Stock, $.01 par value per share ("Common Stock"), and (b) 1,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock").

     A. Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such designation as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Certificate of Incorporation or of any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors providing for the issue of such series. The Preferred Stock of any series shall or may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends at such rates, on such conditions and at such times;
(c) entitled to such rights upon the dissolution of, or upon the distribution of the assets of the Corporation; and (d) made convertible into, or exchangeable for, shares of any other class or classes, or any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments as shall or may be provided, stated or expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of such series.

     B. The Common Stock of the Corporation shall be subject to the prior rights of the Preferred Stock as may be set forth in the resolution or resolutions by the Board of Directors providing for the issuance of the Preferred Stock. Except for such voting rights as may be provided for in the resolution or resolutions creating one or more series of Preferred Stock, sole voting rights shall be in the Common Stock. Cumulative voting in any election of directors, regardless of class or series, is hereby expressly denied.

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     C.   By resolution duly adopted by the Corporation's Board of Directors, the Corporation designated 29,778 shares of Preferred Stock as Series B Preferred Stock and has issued and outstanding 29,778 shares of Series B Preferred Stock. The rights and preferences of the holders of Series B Preferred Stock are set forth in Exhibit A.


FIFTH: No stockholder of this Corporation shall by reason of his holding shares of any class of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares of such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder other than such rights, if any, as the Board of Directors, in its discretion, may fix; and the Board of Directors may issue shares of any class of this Corporation, or any note, debentures, bonds or other securities of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, whether in whole or in part, to the existing stockholders of any class.


SIXTH: Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock designation, the number of directors of the Corporation will not be less than two nor more than twelve and will be fixed from time to time in the manner described in the bylaws of the Corporation. The directors will be divided into three classes designated as Class I, Class II, and Class III. Each Class of directors

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will stand for election at the 1998 annual stockholders' meeting for the following terms: Class I directors will be elected for a three-year term; Class II directors will be elected for a two-year term; and Class III directors will be elected for a one-year term. At each following annual stockholders' meeting, commencing with the 1999 annual stockholders' meeting, each of the successors to the directors of the Class whose term will expire at such annual meeting will be elected for a term running until the third annual meeting succeeding his or her election and until his or her successor has been duly elected and qualified.


SEVENTH: The Corporation shall indemnify any director, officer or employee, or former director, officer or employee of the Corporation, or any person who may have served at its request, as a director, officer or employee of another corporation in which it owns shares of stock, or of which it is a creditor, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the full extent permitted by Section 145 of the General Delaware Corporation Law, including the power to purchase and maintain insurance, as provided in paragraph (g) of Section 145.


EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the power to adopt, amend or repeal bylaws of the Corporation is conferred upon the directors.


NINTH: No contract or transaction between this Corporation and any person, firm, association, or corporation and no act of this Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of this Corporation are pecuniary or otherwise interested, directly or indirectly, in such contract, transaction or act, or are related to or

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interested in, as a director, stockholder, officer, employee, member or otherwise, such person, firm, association or corporation. Any director so interested or related who is present at any meeting of the Board of Directors or committee of directors at which action on any such contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and may vote thereat with respect to such contract, transaction or act with like force and effect as if he were not so interested or related.
 No director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the Corporation or to any stockholder or creditor thereof for any loss incurred by this Corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.

     IN WITNESS WHEREOF, the Board of Directors has caused this Amended and Restated Certificate of Incorporation to be executed and filed on this 9th day of July, 1998.

                                         AEGIS COMMUNICATIONS GROUP, INC.


                                         By:
                                            ----------------------------------
                                         Its:
                                             ---------------------------------

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                                     EXHIBIT A

                 RIGHTS AND PREFERENCES OF SERIES B PREFERRED STOCK

     A) Shares of Series B Preferred Stock shall entitle their registered owners to the following preferences and rights:

          (i) notice of and right of attendance at any meeting of shareholders of any class and any series of any class of stock of the Corporation;

          (ii) right to receive copies of the Corporation's annual audited financial statements and all unaudited financial statements required to be sent to any shareholder of any class or any series of any class of stock of the Corporation;

          (iii) in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets among the shareholders of the Corporation for the purposes of winding-up the affairs of the Corporation, the sum of Three Dollars and Sixty Cents ($3.60) (U.S.) in exchange for each share of Preferred Stock held, together with any accrued and unpaid dividends to the date of said liquidation, dissolution or winding-up of the Corporation, payable in preference to any amount to be paid or assets to be distributed to the holders of any class or any series of any class, except to the extent such class or series of class has preferential rights over the Series Preferred Stock;

          (iv) commencing July 1, 1988, preferential cash dividends at the rate of Thirty-Six Cents ($0.36) (U.S.) per share, accruing and accumulating annually to those holders of record of the Series B Preferred Stock as of the 30th day of June of each year during which the Series B Preferred Stock is outstanding and payable as of the 31st day of July of each such year upon resolution by the Board of Directors that sufficient funds of the Corporation exist for payment of dividends;

          (v) upon resolution by the Board of Directors for payment of cash dividends to shareholders of common stock, $.01 par value (the "Common Stock") of the Corporation, cash dividends on parity with such shareholders based on the number of shares of Common Stock into which each share of Series B Preferred Stock is then entitled as calculated pursuant to (A)(vii), below;

          (vi) right of approval and consent (represented by consent of the majority of the Series B Preferred Stock then outstanding) prior to any of the following events:

                (a) change or alteration of the rights, preferences, privileges or limitations of the Series B Preferred Stock so as to adversely affect such stock;

                (b) increase in the authorized number of shares of Series B Preferred Stock;

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                (c) creation of any new class or series of class having a
preference over, or being on parity with, the Series B Preferred Stock with respect to dividends or upon liquidation; and

                (d) merger or consolidation of the Corporation with any other entity or sale of all or substantially all the assets of the Corporation;

          (vii) commencing July 1, 1988 and continuing until the close of business on August 31, 1992, the right to convert each share of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock at a conversion price of $1.80 per share (the "Conversion Price") which shall be equal to a conversion ratio of one share of Series B Preferred Stock for two shares of Common Stock (the "Conversion Ratio"). Upon conversion, all accrued dividends will be paid through the date of conversion on any share of Series B Preferred Stock converted. Any or all of the shares of Series B Preferred Stock are convertible into shares of Common Stock by surrendering the certificate representing the shares of Series B Preferred Stock to be converted to the Corporation at its principal executive offices along with a notice of conversion setting forth the number of shares of Series B Preferred Stock to be so converted into Common Stock. At the time of such surrender, the registered owner of the Series B Preferred Stock exercising the conversion option shall be deemed to be the holder of the shares of Common Stock issuable upon such conversion, notwithstanding that the stock transfer books of the Corporation may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such registered owner. In the event that a certificate representing shares of Series B Preferred Stock shall only be converted in part, the Corporation shall issue and deliver to the registered owner a new certificate representing the shares of Series B Preferred Stock remaining after said conversion.

     The Conversion Price and the Conversion Ratio shall be subject to the following adjustments.

          (a) If the Corporation shall after June 30, 1988 subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a lesser number of shares, or issue shares of Common Stock by way of a stock dividend or distribution on its Common Stock, or reclassify any of its shares of Common Stock, the Conversion Ratio in effect immediately prior thereto shall be adjusted so that the holder of a share of Series B Preferred Stock thereunder surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder should have owned or been entitled to receive after the happening of any of the events described above if the share of Series B Preferred Stock had been converted immediately prior to the happening of such event, such adjustment to become effective concurrently with the time at which such subdivision or combination or reclassification, as the case may be, becomes effective; and

          (b) If and whenever the Corporation shall issue any shares of its Common Stock for a consideration per share which is less than the Conversion Price in effect immediately prior to such issue, the Conversion Price shall be reduced to a price equal to the consideration per share received b the Corporation upon such issue. The Conversion Ratio shall then be increased

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to a number determined by dividing (a) the number of shares into which each share of Series B Preferred Stock may be converted immediately prior to such issue, multiplied by the Conversion Price in effect immediately prior to such issue, by (b) the Conversion Price in effect immediately after the foregoing adjustment. Each such adjustment of the Conversion Price shall be calculated to the nearest cent. For the purposes of this subsection (b), the following clauses shall also be applicable:

          (z) CONVERTIBLE SECURITIES, OPTIONS AND RIGHTS. If the Corporation shall issue any stock, security, obligation, option, or other right which directly or indirectly may be converted, exchanged or satisfied in shares of Common Stock, then for the purpose of determining the Conversion Price and the Conversion Ratio, the consideration received by the Corporation therefor shall be deemed to include the sum of the consideration received for the issuance of such rights and the minimum additional consideration payable upon the exercise of such rights. No further adjustment of the Conversion Price or Conversion Ratio as adjusted upon the issuance of such rights shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights. If the provisions of any such right with respect to purchase price or shares purchasable shall change or expire, any adjustment previously made hereunder for such rights as modified b such change or expiration.

          (y) CONSIDERATION. In case the Corporation shall issue shares of its Common Stock for consideration wholly or partly other than for cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation. In case Common Stock shall be deemed to have been issued upon the issuance by the Corporation of any right to acquire such Common Stock in connection with the issue or sale of other securities or assets of the Corporation, together comprising one integral transaction, such rights shall be deemed to have been issued for such portion of the consideration received as determined in good faith by the Board of Directors to be allocable thereto. Consideration received by the Corporation for issuance of its Common Stock shall be determined in all cases without deduction therefrom of any expenses, underwriting commissions or concessions incurred in connection therewith which are reasonable and customary with respect to that particular transaction.

          (c) RECORD DATES. In case the Corporation shall take a record for the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or distribution payable in Common Stock, or (b) to subscribe for or purchase Common Stock, then for the purpose of determining the Conversion Price and Conversion Ratio, the shares of Common Stock shall be deemed to have been issued upon the record date set for the Board of Directors of the Corporation with respect to the declaration of such dividend or distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (d) The Corporation shall give written notice to the holder within thirty (30) days of the occurrence of any adjustment of the Conversion Price or the Conversion Ratio. The notice shall be delivered to each registered owner of the Series B Preferred Stock at the address

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of such owner shown on the records of the Corporation and shall state the
Conversion Price or the Conversion Ratio resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (e) Notwithstanding the foregoing, no adjustment of the Conversion Price or Conversion Ratio shall be effected unless the effect thereof (or cumulative effect with prior adjustments which were not effected) shall amount to an adjustment of at least five percent (5%) of the then current Conversion Price and/or Conversion Ratio.

     (B) The holders of shares of Series B Preferred Stock are subject to the following qualification, limitations and restrictions:

          (i)   no voting rights;

          (ii) except as provided in (A)(vi) above, no right of consent to or approval of, except as may then be required by law, prior to or upon amendment of or repeal of provisions attaching to the Series B Preferred Stock; and

          (iii) no right of redemption of the Series B Preferred Stock;

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